Exhibit 99.1

Press Release

QUARTER 2024 OPERATING RESULTS
FOR IMMEDIATE RELEASE

ALPINE INCOME PROPERTY TRUST REPORTS

SECOND QUARTER 2026 OPERATING AND

FINANCIAL RESULTS

– – Completed Approximately $77 Million of Gross Investment Activity at 9% Blended Initial Yield –

– Increases Upcoming Quarterly Common Stock Dividend by 6.7% –

WINTER PARK, FL – July 23, 2026 – Alpine Income Property Trust, Inc. (NYSE: PINE) (the “Company” or “PINE”), an owner and operator of single tenant net leased commercial income properties, today announced its operating results and earnings for the three and six months ended June 30, 2026.

Second Quarter 2026 Highlights

Operating results for the three and six months ended June 30, 2026 and 2025 (dollars in thousands, except per share data):

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Total Revenues	$20,002	$14,863	$38,408	$29,069
Net Income (Loss) Attributable to Common Stockholders	$3,004	$(1,641)	$4,067	$(2,820)
Net Income (Loss) per Diluted Share Attributable to Common Stockholders	$0.16	$(0.12)	$0.23	$(0.20)
FFO Attributable to Common Stockholders (1)	$10,487	$6,788	$19,348	$13,697
FFO Attributable to Common Stockholders per Diluted Share (1)	$0.57	$0.44	$1.10	$0.88
AFFO Attributable to Common Stockholders (1)	$10,557	$6,742	$19,463	$13,781
AFFO Attributable to Common Stockholders per Diluted Share (1)	$0.58	$0.44	$1.11	$0.88

(1)	See the “Non-GAAP Financial Measures” section and tables at the end of this press release for a discussion and reconciliation of Net Income (Loss) to non-GAAP financial measures.

“We continued to execute on our growth strategy in the second quarter, completing approximately $77 million of investments at an attractive blended yield of nearly 9%,” said John P. Albright, President and Chief Executive Officer of Alpine Income Property Trust. “With this activity, our property portfolio ABR grew to $50 million at quarter end, with 55% attributable to investment grade rated tenants. Further, we opportunistically utilized our ATM program to source capital and further support our liquidity position.”

Investment Activity

Investments for the three and six months ended June 30, 2026 (dollars in thousands):

	Three Months Ended June 30, 2026		Six Months Ended June 30, 2026
	Number of Investments	Amount	Number of Investments	Amount
Properties (1)	3	$36,575	4	$46,575
Commercial Loan Originations	1	40,000	4	103,930
Total Investments	4	$76,575	8	$150,505

Properties - Weighted Average Initial Cash Cap Rate		7.4%		7.6%
Commercial Loans - Weighted Average Initial Coupon Rate (2)		10.0%		13.1%
Total Investments - Weighted Average Initial Yield		8.7%		11.4%
Properties - Weighted Average Remaining Lease Term at Time of Acquisition	9.2 years		21.1 years

(1)	The three and six months ended June 30, 2026 investments include $16.3 million and $26.3 million, respectively, of property acquisitions that are accounted for as financing arrangements for GAAP purposes and are included in the Sale-Leaseback and Sales-Type Lease Properties, hereinafter defined.
(2)	Includes paid-in-kind (“PIK”) interest coupon rate.

Disposition Activity

Dispositions for the three and six months ended June 30, 2026 (dollars in thousands):

	Three Months Ended June 30, 2026		Six Months Ended June 30, 2026
	Number of Investments	Amount	Number of Investments	Amount
Properties	—	$—	3	$5,816
Commercial Loans	—	—	1	10,763
Total Dispositions	—	$—	4	$16,579

Properties - Weighted Average Exit Cash Cap Rate		— %		7.4%
Commercial Loans - Weighted Average Cash Yield		— %		10.0%
Total Dispositions - Weighted Average Cash Yield		— %		9.1%

Investments

The Company’s property and commercial loan portfolios consisted of the following as of June 30, 2026:

Property Portfolio
Number of Properties	128
Square Feet	4.5 million
Annualized Base Rent (ABR) (1)	$50.0 million
Weighted Average Remaining Lease Term	9.2 years
States where Properties are Located	31
Industries	24
Occupancy	99.5%

% of ABR Attributable to Investment Grade Rated Tenants	55%
% of ABR Attributable to Credit Rated Tenants	68%
% of ABR Attributable to Sale-Leaseback and Sales Type Lease Properties (2)	13%

Commercial Loan Portfolio (3)
Number of Commercial Loans	13
Outstanding Face Amount (4)	$167.0 million
Weighted Average Coupon Rate (5)	13.2%
Weighted Average Remaining Term	1.6 years
Unfunded Commitment Amount	$85.4 million

(1)	ABR represents annualized in-place straight-line base rent pursuant to GAAP. Annualized in-place cash base rent totaled $47.8 million.
(2)	The Company owns four single-tenant income properties which were acquired through sale-leaseback transactions that include tenant repurchase options and one single-tenant income property which qualifies as a sales-type lease (collectively, the "Sale-Leaseback and Sales-Type Lease Properties"). These Sale-Leaseback and Sales-Type Lease Properties are accounted for as financing arrangements for GAAP purposes. However, as they constitute real estate assets for both legal and tax purposes, we include them for purposes of describing our property portfolio, including for tenant, industry, and state concentrations and exclude them for purposes of describing our commercial loan portfolio. The Sale-Leaseback and Sales-Type Lease Properties represent 10.6% of annualized in-place cash base rent.
(3)	See Supplemental Disclosure on Commercial Loans and Investments on page 14 of this press release.
(4)	Net of $19.1 million A-1 Participation and $57.2 million of financing related to Sale-Leaseback and Sales-Type Lease Properties.
(5)	Includes PIK interest coupon rate.

The Company’s property portfolio included the following top tenants that represent 2.0% or greater of the Company's total ABR as of June 30, 2026:

Tenant	Credit Rating	% of ABR
Lowe's	BBB+ / Baa1	13%
Dicks Sporting Goods	BBB / Baa2	9%
Beachside Hospitality Group	NR / NR	8%
Walmart	AA / Aa2	7%
Alamo Drafthouse	A+ / A2	5%
Best Buy	BBB+ / A3	5%
Dollar General	BBB / Baa3	4%
Family Dollar	NR / NR	4%
GermFree Laboratories	NR / NR	4%
Walgreens	NR / NR	3%
At Home	NR / NR	3%
Bass Pro Shops	BB- / Ba3	3%
BJ's Wholesale Club	BB+ / Ba1	3%
Academy Sports	BB+ / Ba2	3%
Aspen Retail	NR / NR	2%
TJX Companies	A / A2	2%
Dollar Tree	BBB / Baa2	2%
Home Depot	A / A2	2%
Other		18%
Total		100%

The Company’s property portfolio consisted of the following top industries that represent 2.0% or greater of the Company's total ABR as of June 30, 2026:

Industry	% of ABR
Home Improvement	15%
Sporting Goods	15%
Casual Dining	11%
Dollar Stores	10%
Entertainment	8%
Grocery	7%
Consumer Electronics	6%
Home Furnishings	5%
Pharmacy	4%
Off-Price Retail	4%
Technology, Media & Life Sciences	4%
Wholesale Club	3%
Other	8%
Total	100%

The Company’s property portfolio included properties in the following top states that represent 2.0% or greater of the Company’s total ABR as of June 30, 2026:

State	% of ABR
Florida	12%
Texas	9%
New Jersey	8%
Colorado	8%
New York	6%
Michigan	6%
North Carolina	6%
Illinois	5%
Virginia	4%
Georgia	4%
Ohio	3%
Minnesota	3%
West Virginia	3%
Tennessee	3%
Wisconsin	3%
Kansas	2%
Louisiana	2%
Oklahoma	2%
California	2%
Other	9%
Total	100%

Balance Sheet and Capital Markets

(Dollars in table in thousands)	As of June 30, 2026
Leverage
Net Debt / Total Enterprise Value	44.8%
Net Debt / Pro Forma Adjusted EBITDA	6.4x
Fixed Charge Coverage Ratio	3.0x

Liquidity
Available Capacity Under Revolving Credit Facility	$80,500
Cash, Cash Equivalents	2,778
Total Liquidity	$83,278

The Revolving Credit Facility has commitments for up to $250.0 million; however, borrowing availability is based on an unencumbered asset value, as defined in the underlying credit agreement. As of June 30, 2026, the Company had an outstanding balance of $169.5 million under the Revolving Credit Facility and $80.5 million of additional borrowing availability based on unencumbered asset value as of June 30, 2026.

During the three months ended June 30, 2026, the Company issued 1,139,351 common shares under its common stock ATM offering program at a weighted average gross price of $19.31 per share, for total net proceeds of $21.7 million. During the three months ended June 30, 2026, the Company issued 156,302 preferred shares under its Series A Preferred Stock ATM offering program at a weighted average gross price of $25.18 per share, for total net proceeds of $3.9 million.

During the six months ended June 30, 2026, the Company issued 2,801,075 common shares under its common stock ATM offering program at a weighted average gross price of $19.31 per share, for total net proceeds of $53.3 million. During the six months ended June 30, 2026, the Company issued 342,540 preferred shares under its Series A Preferred Stock ATM offering program at a weighted average gross price of $25.17 per share, for total net proceeds of $8.4 million.

The Company’s long-term debt as of June 30, 2026 (dollars in thousands):

	As of June 30, 2026
	Face Value Debt	Stated Interest Rate	Wtd. Avg. Rate	Maturity Date
Revolving Credit Facility (1)	$169,500	SOFR + [1.25% - 2.20%]	4.82%	February 2030
2029 Term Loan (2)	100,000	SOFR + [1.25% - 1.90%]	4.66%	February 2029
2031 Term Loan (3)	100,000	SOFR + [1.25% - 1.90%]	3.35%	February 2031
Total Debt/Weighted-Average Rate	$369,500		4.38%

(1)

As of June 30, 2026, the Company has utilized interest rate swaps to fix SOFR and achieve a weighted average fixed interest rate of 3.32% plus the applicable spread on $100 million of the outstanding balance on the Company’s Revolving Credit Facility.

(2)

As of June 30, 2026, the Company has utilized interest rate swaps to fix SOFR and achieve a weighted average fixed interest rate of 3.36% plus the applicable spread for the $100 million 2029 Term Loan balance.

(3)

As of June 30, 2026, the Company has utilized interest rate swaps to fix SOFR and achieve a weighted average fixed interest rate of 2.05% plus the applicable spread for the $100 million 2031 Term Loan balance.

As of June 30, 2026, the Company held a 93.5% common interest in Alpine Income Property OP, LP, the Company’s operating partnership (the “Operating Partnership” or “OP”). There were 1,223,854 common OP Units held by third parties outstanding and 17,595,168 shares of the Company’s common stock outstanding for a combined total of 18,819,022 shares of common stock and common OP Units held by third parties as of June 30, 2026.

Dividends

The Company’s dividends for the three and six months ended June 30, 2026:

	Three Months Ended June 30, 2026	Six Months Ended June 30, 2026
Preferred Dividends Declared and Paid per Share	$0.500	$1.000
Common Dividends Declared and Paid per Share	$0.300	$0.600
FFO Attributable to Common Stockholders Payout Ratio	52.6%	54.5%
AFFO Attributable to Common Stockholders Payout Ratio	51.7%	54.1%

The Company announced today that its Board of Directors has authorized a quarterly cash dividend of $0.320 per share of common stock for the third quarter of 2026, which represents a 6.7% increase as compared to the Company’s previous quarterly cash dividend of $0.300 per share of common stock.

The common stock cash dividend is payable on September 30, 2026 to stockholders of record as of the close of business on September 10, 2026.

The Board of Directors also authorized, and the Company has declared, a quarterly cash dividend of $0.500 per share of the Company’s 8.000% Series A Cumulative Redeemable Preferred Stock for the third quarter of 2026, to be paid on September 30, 2026 to stockholders of record as of the close of business on September 10, 2026.

2026 Outlook

The Company is revising its 2026 outlook. The Company’s 2026 guidance is based on current plans and a number of assumptions and is subject to risks and uncertainties, many of which are outside the Company’s control, and are more fully described in this press release and the Company's reports filed with the U.S. Securities and Exchange Commission. Further, the Company’s 2026 outlook does not reflect the impact of any incentive management fee that may be due to our manager based on stockholder return for the calendar year.

The Company’s revised outlook for 2026 is as follows:

(Unaudited)	Prior 2026 Outlook (1)	Revised 2026 Outlook
Net Income per Diluted Share	$0.72 to $0.76	$0.81 to $0.84
FFO Attributable to Common Stockholders per Diluted Share	$2.09 to $2.13	$2.10 to $2.13
AFFO Attributable to Common Stockholders per Diluted Share	$2.11 to $2.15	$2.12 to $2.15
Investment Volume	$170 to $200 Million	$170 to $200 Million
Disposition Volume	$30 to $60 Million	$20 to $40 Million

(1)	As issued on April 23, 2026.

Reconciliation of the outlook range of the Company’s 2026 estimated Net Income per Diluted Share to estimated FFO Attributable to Common Stockholders per Diluted Share, and AFFO Attributable to Common Stockholders per Diluted Share:

	Revised Outlook Range for 2026
(Unaudited)	Low	High
Net Income per Diluted Share	$0.81	$0.84
Depreciation and Amortization	1.53	1.53
Provision for Impairment (1)	0.05	0.05
Gain on Disposition of Assets (1)	(0.01)	(0.01)
FFO per Diluted Share	$2.38	$2.41
Distributions to Preferred Stockholders	(0.28)	(0.28)
Funds From Operations Attributable to Common Stockholders per Diluted Share	$2.10	$2.13
Amortization of Intangible Assets and Liabilities to Lease Income	(0.05)	(0.05)
Straight-Line Rent Adjustment	(0.03)	(0.03)
Non-Cash Compensation	0.02	0.02
Amortization of Deferred Financing Costs to Interest Expense	0.06	0.06
Other Non-Cash Adjustments	0.02	0.02
AFFO Attributable to Common Stockholders per Diluted Share	$2.12	$2.15

(1)	Provision for Impairment and Gain on Disposition of Assets represents the actual adjustment for the six months ended June 30, 2026. The Company’s outlook excludes projections related to these measures.

Second Quarter 2026 Earnings Conference Call & Webcast

The Company will host a conference call to present its operating results for the three and six months ended June 30, 2026, on Friday, July 24, 2026 at 9:00 AM ET.

A live webcast of the call will be available on the Investor Relations page of the Company’s website at www.alpinereit.com or at the link provided in the event details below. To access the call by phone, please go to the link provided in the event details below and you will be provided with dial-in details.

Webcast:  https://edge.media-server.com/mmc/p/iuvruxju

Dial-In:    https://register-conf.media-server.com/register/BI48eac5f347f14395b7353fd35fab0702

We encourage participants to dial into the conference call at least fifteen minutes ahead of the scheduled start time. A replay of the earnings call will be archived and available online through the Investor Relations section of the Company’s website at www.alpinereit.com.

About Alpine Income Property Trust, Inc.

Alpine Income Property Trust, Inc. (NYSE: PINE) is a publicly traded real estate investment trust that seeks to deliver attractive risk-adjusted returns and dependable cash dividends by investing in, owning and operating a portfolio of single tenant net leased commercial income properties that are predominately leased to high-quality publicly traded and credit-rated tenants. The Company also complements its income property portfolio by strategically investing in a select portfolio of commercial loan investments intended to deliver an attractive risk-adjusted return.

We encourage you to review our most recent investor presentation which is available on our website at http://www.alpinereit.com.

Contact:Investor Relations

ir@alpinereit.com

Safe Harbor

This press release may contain “forward-looking statements.” Forward-looking statements include statements that may be identified by words such as “outlook,” “could,” “may,” “might,” “will,” “likely,” “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “continues,” “projects” and similar references to future periods, or by the inclusion of forecasts or projections. Forward-looking statements are based on the Company’s current expectations and assumptions regarding capital market conditions, the Company’s business, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, the Company’s actual results may differ materially from those contemplated by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include general business and economic conditions, continued volatility and uncertainty in the credit markets and broader financial markets, geopolitical conflicts, tariffs and international trade policies, risks inherent in the real estate business, including tenant or borrower defaults, potential liability relating to environmental matters, credit risk associated with the Company investing in commercial loans and investments, illiquidity of real estate investments and potential damages from natural disasters, the impact of epidemics or pandemics on the Company’s business and the businesses of its tenants and borrowers and the impact of such epidemics or pandemics on the U.S. economy and market conditions generally, other factors affecting the Company’s business or the businesses of its tenants and borrowers that are beyond the control of the Company or its tenants or borrowers, and the factors set forth under “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 and other risks and uncertainties discussed from time to time in the Company’s filings with the U.S. Securities and Exchange Commission. Any forward-looking statement made in this press release speaks only as of the date on which it is made. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

Non-GAAP Financial Measures

Our reported results are presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”). We also disclose Funds From Operations (“FFO”), Adjusted Funds From Operations (“AFFO”), and Pro Forma Earnings Before Interest, Taxes, Depreciation and Amortization (“Pro Forma Adjusted EBITDA”), all of which are non-GAAP financial measures. We believe these non-GAAP financial measures are useful to investors because they are widely accepted industry measures used by analysts and investors to compare the operating performance of REITs.

FFO, AFFO, and Pro Forma Adjusted EBITDA do not represent cash generated from operating activities and are not necessarily indicative of cash available to fund cash requirements; accordingly, they should not be considered alternatives to net income or loss as a performance measure or cash flows from operations as reported on our statement of cash flows as a liquidity measure and should be considered in addition to, and not in lieu of, GAAP financial measures.

We compute FFO in accordance with the definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts, or NAREIT. NAREIT defines FFO as GAAP net income or loss adjusted to exclude real estate related depreciation and amortization, as well as extraordinary items (as defined by GAAP) such as net gain or loss from sales of depreciable real estate assets, impairment write-downs associated with depreciable real estate assets and impairments associated with the implementation of current expected credit losses on commercial loans and investments at the time of origination, including the pro rata share of such adjustments of unconsolidated subsidiaries.

To derive AFFO, we further modify the NAREIT computation of FFO to include other adjustments to GAAP net income related to non-cash revenues and expenses such as loss on extinguishment of debt, amortization of above- and below-market lease related intangibles, straight-line rental revenue, amortization of deferred financing costs, non-cash compensation, and other non-cash adjustments to income or expense. Such items may cause short-term fluctuations in net income or loss but have no impact on operating cash flows or long-term operating performance. We use AFFO as one measure of our performance when we formulate corporate goals.

To derive Pro Forma Adjusted EBITDA, GAAP net income or loss is adjusted to exclude extraordinary items (as defined by GAAP), net gain or loss from sales of depreciable real estate assets, impairment write-downs associated with depreciable real estate assets and impairments associated with the implementation of current expected credit losses on commercial loans and investments at the time of origination and/or payoff, and real estate related depreciation and amortization including the pro rata share of such adjustments of unconsolidated subsidiaries, non-cash revenues and expenses such as straight-line rental revenue, amortization of deferred financing costs, loss on extinguishment of debt, above- and below-market lease related intangibles, non-cash compensation, other non-cash income or expense, and other non-recurring items such as disposition management fees and commission fees. Cash interest expense is also excluded from Pro Forma Adjusted EBITDA, and GAAP net income or loss is adjusted for the annualized impact of acquisitions, dispositions and other similar activities.

FFO is used by management, investors and analysts to facilitate meaningful comparisons of operating performance between periods and among our peers primarily because it excludes the effect of real estate depreciation and amortization and net gains or losses on sales, which are based on historical costs and implicitly assume that the value of real estate diminishes predictably over time, rather than fluctuating based on existing market conditions. We believe that AFFO is an additional useful supplemental measure for investors to consider because it will help them to better assess our operating performance without the distortions created by other non-cash revenues or expenses. We also believe that Pro Forma Adjusted EBITDA is an additional useful supplemental measure for investors to consider as it allows for a better assessment of our operating performance without the distortions created by other non-cash revenues, expenses or certain effects of the Company’s capital structure on our operating performance. FFO, AFFO, and Pro Forma Adjusted EBITDA may not be comparable to similarly titled measures employed by other companies.

GAAP requires that the Sale-Leaseback and Sales-Type Lease Properties and the value of participation obligation interests sold (the “Participation Obligations Sold”) for which sale accounting was not achieved be accounted for as financing arrangements. Accordingly, for GAAP purposes, the Sale-Leaseback and Sales-Type Lease Properties and Participation Obligations Sold are included in the Company’s Commercial Loans and Investments segment. However, for statistical purposes, the Company excludes the Sale-Leaseback and Sales-Type Lease Properties and the Participation Obligations Sold. Please see page 14 of this press release for further details. We believe that the Supplemental Disclosure on Commercial Loans and Investments is an additional useful measure for investors to consider because it will help them to better assess the performance of our Commercial Loan Portfolio.

Other Definitions

Annualized Base Rent (ABR) represents the annualized in-place straight-line base rent pursuant to GAAP.

Annualized In-Place Cash Base Rent represents the annualized in-place contractual minimum base rent on a cash basis.

Credit Rated Tenant is a tenant or the parent of a tenant with a credit rating from S&P Global Ratings, Moody’s Investors Service, Fitch Ratings or the National Association of Insurance Commissioners.

Investment Grade Rated Tenant is a tenant or the parent of a tenant with a credit rating from S&P Global Ratings, Moody’s Investors Service, Fitch Ratings or the National Association of Insurance Commissioners of Baa3, BBB-, or NAIC-2 or higher. If applicable, in the event of a split rating between S&P Global Ratings and Moody’s Investors Services, the Company utilizes the higher of the two ratings as its reference point as to whether a tenant is defined as an Investment Grade Rated Tenant. Credit ratings utilized in this press release are those available from S&P Global Ratings and/or Moody’s Investors Service, as applicable, as of June 30, 2026.

Weighted Average Remaining Lease Term is weighted by the ABR and does not assume the exercise of any tenant purchase options.

Alpine Income Property Trust, Inc.

Consolidated Balance Sheets

(In thousands, except share and per share data)

	As of
	(Unaudited) June 30, 2026	December 31, 2025
ASSETS
Real Estate:
Land, at Cost	$166,572	$151,628
Building and Improvements, at Cost	349,449	344,138
Total Real Estate, at Cost	516,021	495,766
Less, Accumulated Depreciation	(62,863)	(54,446)
Real Estate—Net	453,158	441,320
Assets Held for Sale	375	8,077
Commercial Loans and Investments	238,575	167,553
Cash and Cash Equivalents	2,778	4,589
Restricted Cash	23,296	34,410
Intangible Lease Assets—Net	46,151	48,925
Straight-Line Rent Adjustment	2,406	2,092
Other Assets	14,774	8,908
Total Assets	$781,513	$715,874
LIABILITIES AND EQUITY
Liabilities:
Accounts Payable, Accrued Expenses, and Other Liabilities	$14,093	$7,877
Prepaid Rent and Deferred Revenue	17,661	14,031
Intangible Lease Liabilities—Net	4,602	4,971
Obligation Under Participation Agreement	19,062	10,000
Long-Term Debt—Net	367,552	377,739
Total Liabilities	422,970	414,618
Commitments and Contingencies
Equity:
Preferred Stock, 100 million shares authorized, $0.01 par value per share, 8.00% Series A Cumulative Redeemable Preferred Stock, $25.00 Per Share Liquidation Preference, 2,425,868 shares issued and outstanding as of June 30, 2026 and 2,083,328 shares issued and outstanding as of December 31, 2025	24	21
Common Stock, $0.01 par value per share, 500 million shares authorized, 17,595,168 shares issued and outstanding as of June 30, 2026 and 14,783,419 shares issued and outstanding as of December 31, 2025	176	148
Additional Paid-in Capital	375,337	313,690
Dividends in Excess of Net Income	(41,394)	(35,276)
Accumulated Other Comprehensive Income	3,148	1,293
Stockholders' Equity	337,291	279,876
Noncontrolling Interest	21,252	21,380
Total Equity	358,543	301,256
Total Liabilities and Equity	$781,513	$715,874

Alpine Income Property Trust, Inc.

Consolidated Statements of Operations

(Unaudited)

(In thousands, except share, per share and dividend data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Revenues:
Lease Income	$12,637	$12,022	$25,239	$23,848
Interest Income from Commercial Loans and Investments	7,331	2,737	13,089	5,038
Other Revenue	34	104	80	183
Total Revenues	20,002	14,863	38,408	29,069
Operating Expenses:
Real Estate Expenses	2,085	2,105	4,387	4,139
General and Administrative Expenses	2,028	1,697	3,887	3,413
Provision for Impairment	377	2,803	885	4,834
Depreciation and Amortization	6,805	6,705	14,020	14,012
Total Operating Expenses	11,295	13,310	23,179	26,398
Gain on Disposition of Assets	—	938	97	2,089
Net Income From Operations	8,707	2,491	15,326	4,760
Investment and Other Income	364	47	455	92
Interest Expense	(4,579)	(4,320)	(8,932)	(7,912)
Net Income (Loss)	4,492	(1,782)	6,849	(3,060)
Less: Net Loss (Income) Attributable to Noncontrolling Interest	(301)	141	(473)	240
Net Income (Loss) Attributable to Alpine Income Property Trust, Inc.	4,191	(1,641)	6,376	(2,820)
Less: Distributions to Preferred Stockholders	(1,187)	—	(2,309)	—
Net Income (Loss) Attributable to Common Stockholders	$3,004	$(1,641)	$4,067	$(2,820)

Per Common Share Data:
Net Income (Loss) Attributable to Common Stockholders
Basic	$0.18	$(0.12)	$0.25	$(0.20)
Diluted	$0.16	$(0.12)	$0.23	$(0.20)

Weighted Average Number of Common Shares:
Basic	17,066,917	14,202,796	16,310,036	14,414,682
Diluted (1)	18,290,771	15,426,650	17,533,890	15,638,536

Dividends Declared and Paid - Preferred Stock	$0.500	$—	$1.000	$—
Dividends Declared and Paid - Common Stock	$0.300	$0.285	$0.600	$0.570

(1)	Includes 1,223,854 shares during the three and six months ended June 30, 2026 and 2025, underlying 1,223,854 OP Units issued to CTO Realty Growth, Inc. and its wholly owned subsidiaries.

Alpine Income Property Trust, Inc.

Non-GAAP Financial Measures

Funds From Operations and Adjusted Funds From Operations

(Unaudited)

(In thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Net Income (Loss)	$4,492	$(1,782)	$6,849	$(3,060)
Depreciation and Amortization	6,805	6,705	14,020	14,012
Provision for Impairment	377	2,803	885	4,834
Gain on Disposition of Assets	—	(938)	(97)	(2,089)
Funds From Operations	$11,674	$6,788	$21,657	$13,697
Distributions to Preferred Stockholders	(1,187)	—	(2,309)	—
Funds From Operations Attributable to Common Stockholders	$10,487	$6,788	$19,348	$13,697
Adjustments:
Amortization of Intangible Assets and Liabilities to Lease Income	(241)	(166)	(477)	(246)
Straight-Line Rent Adjustment	(160)	(231)	(317)	(362)
Non-Cash Compensation	95	95	190	190
Amortization of Deferred Financing Costs to Interest Expense	303	205	568	394
Other Non-Cash Adjustments	73	51	151	108
Adjusted Funds From Operations Attributable to Common Stockholders	$10,557	$6,742	$19,463	$13,781

FFO Attributable to Common Stockholders per Diluted Share	$0.57	$0.44	$1.10	$0.88
AFFO Attributable to Common Stockholders per Diluted Share	$0.58	$0.44	$1.11	$0.88

Supplemental Disclosure:
PIK Interest Earned	$879	$—	$1,473	$—
PIK Interest Paid	—	—	50	—
PIK Interest Earned in Excess of PIK Interest Paid	$879	$—	$1,423	$—

Alpine Income Property Trust, Inc.

Non-GAAP Financial Measures

Reconciliation of Net Debt to Pro Forma Adjusted EBITDA

(Unaudited)

(In thousands)

Three Months Ended June 30, 2026
Net Income	$4,492
Adjustments:
Depreciation and Amortization	6,805
Provision for Impairment	377
Distributions to Preferred Stockholders	(1,187)
Amortization of Intangible Assets and Liabilities to Lease Income	(241)
Straight-Line Rent Adjustment	(160)
Non-Cash Compensation	95
Amortization of Deferred Financing Costs to Interest Expense	303
Other Non-Cash Adjustments	73
Other Non-Recurring Items	(326)
Interest Expense, Net of Deferred Financing Costs Amortization and Interest on Obligation Under Participation Agreement	3,766
Adjusted EBITDA	$13,997

Annualized Adjusted EBITDA	$55,988
Pro Forma Annualized Impact of Current Quarter Investment Activity (1)	1,281
Pro Forma Adjusted EBITDA	$57,269

Total Long-Term Debt	$367,552
Financing Costs, Net of Accumulated Amortization	1,948
Cash and Cash Equivalents	(2,778)
Net Debt	$366,722
Net Debt to Pro Forma Adjusted EBITDA	6.4x

(1)	Reflects the pro forma annualized impact on Annualized Adjusted EBITDA of the Company’s investment and disposition activity during the three months ended June 30, 2026.

Alpine Income Property Trust, Inc.

Non-GAAP Financial Measures

Supplemental Disclosure on Commercial Loans and Investments

(Unaudited)

(In thousands)

	As of and for the Six Months Ended June 30, 2026
	Commercial Loan Portfolio	Plus: Participation Obligations Sold	Total Commercial Loans	Plus: Sale-Leaseback and Sale-Type Lease Transactions	Commercial Loans and Investments Pursuant to GAAP
Face Amount, Beginning of Period	$129,813	$10,000	$139,813	$31,133	$170,946
Draws (Including Accrued PIK Interest)	52,906	10,763	63,669	26,257	89,926
Principal Repayments	(15,672)	(1,701)	(17,373)	(152)	(17,525)
Face Amount, End of Period	167,047	19,062	186,109	57,238	243,347
Unaccreted Origination Fees	(2,339)	—	(2,339)	—	(2,339)
CECL Reserve	(1,670)	(191)	(1,861)	(572)	(2,433)
Carrying Amount, End of Period	$163,038	$18,871	$181,909	$56,666	$238,575

Cash Interest Income	$8,245	$820	$9,065	$1,945	$11,010
PIK Interest Earned	1,473	—	1,473	—	1,473
Accretion of Commercial Loans and Investments Origination Fees	606	—	606	—	606
Total Interest Income	$10,324	$820	$11,144	$1,945	$13,089

Weighted Average Coupon Rate, End of Period (1)	13.2%	10.0%	12.8%	8.3%	11.8%

(1)	Includes PIK interest coupon rate.